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                                                                    EXHIBIT 10.2

                             DATED 29 NOVEMBER 2005

                            (1) CANADIAN SOLAR INC.

                                and

                            (2) MR. QU XIAO HUA

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                              EMPLOYMENT AGREEMENT

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THIS AGREEMENT is made the 29th day of November 2005.

BETWEEN:

(1) CANADIAN SOLAR INC., a corporation incorporated under the laws of the Province of Ontario, Canada with its registered office at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "COMPANY"); and

(2) MR. QU XIAO HUA, holder of Canadian Passport Number BC289772 and whose residential address being at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "EXECUTIVE");

WHEREAS the Company has employed the Executive and the Executive has been employed by the Company since November 29th, 2005 as the President and Chief Executive Officer and the parties now wish to record the terms of this engagement.

WHEREBY IT IS AGREED as follows:-

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words shall have the following meanings:

      "AFFILIATE" of the Executive means (a) any company or corporation that, directly or indirectly, through one or more intermediaries, is controlled by the Executive and/or any of his spouse, parents or descendants (whether by blood or adoption and including stepchildren); and (b) the Executive's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

      "BOARD" means the board of directors from time to time of the Company or (as the context may require) the majority of directors present and voting at any meeting of the board of directors of the Company duly convened and held or a duly authorised committee thereof;

      "BUSINESS" means all the business and affairs carried out by the Group or any company in the Group from time to time;

      "BY-LAWS" means the by-laws of the Company as amended from time to time;

      "COMMENCEMENT DATE" means the date of commencement of the Employment being November 29th, 2005;

      "COMPENSATION COMMITTEE" means the compensation committee of the board of the Company;

      "CONFIDENTIAL INFORMATION" means all information, know-how and records (in whatever form held) in any way connected with the Business including (without

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      prejudice to the generality of the foregoing) without limitation all formulae, designs, specifications, drawings, data, operations and testing procedures, manuals and instructions and all customer and supplier lists, sales information, business plans and forecasts and all technical or other expertise and all computer software and all accounting and tax records, correspondence, orders and enquiries that are confidential or not generally known;

      "EMPLOYMENT" means the employment of the Executive as President and Chief Executive Officer of the Company or such other position as may be designated by the Company;

      "GROUP" means the Company and any subsidiaries from time to time of the Company;

      "GROUP COMPANY" means any company in the Group;

      "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

      "INCAPACITY" means any illness (whether mental or physical), injury or accident; and

      "TRANSACTION DOCUMENTS" means (a) the subscription agreement dated 16 November 2005 between, among others, the Company and the Executive; and
      (b) the investment agreement to be entered into on or about November 30th, 2005 between, among others, the Company and the Executive.

1.2 References herein to Clauses are references to the clauses of this Agreement. The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement.

1.3 References herein to one gender include references to all other genders. References herein to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa. References herein to the singular number include references to the plural and vice versa.

2.    EMPLOYMENT

2.1 The Company has, from the Commencement Date, employed the Executive and the Executive shall continue to faithfully serve the Company as President and Chief Executive Officer of the Company (or such other position as the Company may from time to time designate) subject to and upon the terms hereinafter set out.

2.2 Subject to the provisions for termination set out in Clause 9, the Employment shall continue unless and until terminated by either the Company or the Executive giving to the other not less than three (3) months' prior notice in writing to terminate the Employment, provided that such notice may only be given by the Executive any time after December 31st, 2008.

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2.3   The Executive represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or the Employment nor from performing his duties hereunder.

3.    EXECUTIVE'S DUTIES AND SERVICES

3.1 The Executive hereby undertakes with the Company that during the term of the Employment he shall use his best endeavours to carry out his duties hereunder and to protect, promote and act in the best interests of the Group.

3.2 Without prejudice to the generality of Clause 3.1 above, the Executive in his office as President and Chief Executive Officer of the Company (or such other position as the Company may from time to time designate) shall:-

      3.2.1 devote the whole of his attention, skill and time to the interests and affairs of the Group in the discharge of his duties as President and Chief Executive Officer (or such other position as the Company may from time to time designate) in relation to the Group, both during his hours of work (being the normal business hours of the Group together with such additional hours as the Executive may spend on the performance of his duties) and at such other times as the Executive may spend for the proper and efficient conduct of the Business (subject to appropriate holidays and vacation time as provided in this Agreement);

      3.2.2 in the discharge of such duties and in the exercise of such powers comply with all and any lawful directions and instructions from time to time made or given to him by the Board according to the best of his skills and ability and comply with all resolutions and regulations from time to time passed or made by the Board;

      3.2.3 in pursuance of his duties hereunder perform such services for any company in the Group and (without further remuneration unless otherwise agreed) accept such offices (including being appointed as director thereof) in any company in the Group as the Board may from time to time reasonably require; and

      3.2.4 faithfully and diligently perform such duties and exercise only such powers as are consistent with his office in relation to the Company and/or any company in the Group and use his best endeavours to promote the interests of the Group.

3.3 The Executive shall at all times keep the Board promptly and fully informed of the Executive's conduct of the Business or affairs of the Group and give promptly to the Board (in writing if so requested) all such information as the Board may reasonably require in relation to his conduct of the Business insofar as such information is or ought to be within the knowledge of the Executive and provide such written explanations as the Board may require in connection therewith.

3.4 The Executive shall carry out his duties and exercise his powers jointly with any other directors or executives as shall from time to time be appointed by the Board to

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      act jointly with the Executive and the Board may at any time require the
      Executive to cease performing or exercising any of his duties or powers under this Agreement.

3.5 The Executive shall work in any place in the People's Republic of China or Canada or any part of the world which the Board may from time to time require for the proper performance and exercise of his duties and powers under this Agreement.

4.    REMUNERATION AND OTHER BENEFITS

4.1 In consideration for the performance of his duties hereunder and subject to the provisions of Clause 4.4, the Executive shall be entitled to receive with effect from the Commencement Date during the term of the Employment a salary at the rate of [*] Canadian dollars per annum (including any sum payable to the Executive as directors' fees from any company in the Group, any tax and duties payable by the Executive pursuant to the applicable laws) payable by 12 monthly instalments, each such instalment being payable in arrears into a bank account in the name of the Executive designated by the Executive to the Company on the last business day of each calendar month provided that if the Employment is terminated prior to the end of a calendar month, the Executive shall only be entitled to a proportionate part of such salary in respect of the period of Employment during the relevant month up to the date of termination.

4.2 Payment of such salary to the Executive referred to in Clause 4.1 shall be made by the Company.

4.3 The salary referred in Clause 4.1 shall be subject to review by the Compensation Committee on November 30th of each calendar year from 2006 onwards.

4.4 The Executive shall continue to receive his salary during any period of absence on grounds of medical or physical ill-health up to a maximum of 90 days in any period of twelve (12) months or such number of days not more than that prescribed by law (whichever is longer) provided that the Executive shall, if required by the Company, supply the Company with medical certificates covering the period of absence and/or undergo at the Company's expense a medical examination by a Executive appointed by the Company.

4.5 The payment of tax, duties, social security and like payments arising out of the Employment shall be dealt with by the parties in accordance with the applicable laws and regulations. The Executive undertakes to the Company promptly to discharge any payments which shall be paid by him pursuant to the applicable laws as they fall due and to indemnify the Company against any liability in respect thereof which may fall upon the Company as a result of his failure to pay.

4.6 The Executive shall be entitled to bonus as approved by the Compensation Committee.

4.7 The Company shall provide the Executive, his spouse and children benefits to health, medical and accidental insurance policies which will be taken out by the Company in accordance with its human resources policy and subject to approval by the Compensation Committee. The Company will reimburse the Executive, his

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      spouse and children reasonable medical and emergency expenses before such policies are taken out.

4.8 The Company shall provide the Executive reasonable housing or housing allowance in accordance with its human resources policy and subject to approval by the Compensation Committee.

4.9 The Company shall provide each of the Executive, his spouse and children two (2) return business class airfares between Canada and the People's Republic of China in a year.

5.    EXPENSES

      The Executive shall be reimbursed all reasonable out-of-pocket business expenses (including entertainment, travelling, telephone and hotel expenses) properly and reasonably incurred by him in relation to the Business or in the discharge of his duties under this Agreement, providing the Executive complies with directions of the Board as may from time to time be made in relation to such expenses and such expenses shall be evidenced in such manner as the Board may require.

6.    LEAVE

6.1 The Executive shall (in addition to Sundays and statutory holidays) be entitled, at the absolute discretion of the Company, to paid holiday of twenty-five (25) working days in each holiday year during the continuance of the Employment to be taken at such time or times convenient to the Company as the Board may agree. The Executive may cash out or carry forward up to one year's unused holiday entitlement to a subsequent holiday year and no payment in lieu will be paid therefor.

6.2 The Executive will be entitled on termination to pay in lieu of any unused holiday entitlement. Where the Executive has taken holiday in excess of his accrued entitlement, the Executive will be required to repay any excess salary received in respect of such holiday at the rate of 1/365th of the Executive's salary for each day.

7.    SHARE DEALINGS

      The Executive shall comply where relevant with every rule of law and every regulation applicable to the Company and its securities and every regulation contained in the By-Laws and the Transaction Documents or otherwise applicable to the Company in force in relation to dealings in shares, debentures or other securities of the companies in the Group and in relation to unpublished price-sensitive information affecting the shares, debentures or other securities of any company in the Group provided always that in relation to overseas dealings the Executive shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

8.    INCAPACITY

8.1 If the Executive is absent from work because of Incapacity such fact should, where practicable, be reported by the Executive to another director of the Company and, after three continuous days' absence, the Executive must provide, for sickness

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      allowance purposes, a medical practitioners' certificate(s) of his
      Incapacity and its cause covering the whole of the Executive's period of absence.

8.2 If the Executive is absent from work due to Incapacity and has complied with the provisions of Clause 8.1, he will continue to be paid sickness allowance in accordance with the applicable laws or Clause 4.4 whichever is more favourable to the Executive. If the Executive's absence exceeds 30 consecutive days, the Company will be entitled to appoint a temporary replacement to cover the Executive's absence.

8.3 The Executive will, whenever requested by the Board (in circumstances where the Board has reasonable grounds to believe that the Executive may be suffering from any Incapacity or that the Executive may not be fit to carry out his duties), submit to examination by a medical practitioner selected and paid for by the Company. The Executive hereby authorises such medical practitioner to disclose to and discuss with the Board any matters which, in the opinion of the medical practitioner, might hinder or prevent the Executive (if during a period of Incapacity) from returning to work or (in other circumstances) from properly performing his duties at any time.

9.    TERMINATION

9.1   If at any time during the term of the Employment, the Executive shall:

      9.1.1 be guilty of fraud or other gross or wilful misconduct, or gross incompetence or habitual neglect of duty, or commit any other serious breach of this Agreement; or

      9.1.2 act in any manner (whether in the course of his duties or otherwise) which is likely to bring him or any Group Company into disrepute or prejudice the interests of any Group Company; or

      9.1.3 commit any act of bankruptcy or become insolvent or make any arrangements or composition with his creditors generally; or

      9.1.4 fail to pay his personal debts generally; or

      9.1.5 be convicted of any criminal offence involving his integrity or honesty; or

      9.1.6 refuse to carry out any reasonable lawful order given to him by the Board in the course of the Employment or fail diligently to attend to his duties hereunder (including without limitation, absent himself of meetings of the Board during a continuous period of 6 months without special leave of absence from the Board); or

      9.1.7 be guilty of continuing unsatisfactory conduct or poor performance of his duties, after having received a written warning from the Company relating to the same; or

      9.1.8 resign as a director of any Group Company without the Board's written consent; or

      9.1.9 be or become prohibited by law from being a director,

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      the Company may terminate the Executive's employment hereunder forthwith without any notice or payment in lieu of notice and upon such termination the Executive shall not be entitled to any payment whatsoever (other than in respect of unpaid salary and unused annual leave actually accrued) or to claim any compensation or damages in respect of such termination.

9.2 Any delay or forbearance by the Company in exercising any right to terminate this Agreement shall not constitute a waiver of such right.

9.3 Subject to provisions set out in Clauses 2.2 and 9.1, upon termination of the Employment, the Company will compensate the Executive one month salary for every year of services.

9.4 Forthwith upon the termination of the Employment hereunder, and/or at any other time if the Company shall so request, the Executive shall deliver to the Company all documents (including correspondence, lists of customers, notes, memoranda, plans, drawings and other documents of whatsoever nature), models or samples made or compiled by or delivered to the Executive during the Employment and concerning the Business. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times be vested in the relevant Group Company.

9.5 The Executive acknowledges that the Company may, during all or any part of any period of notice whether given by the Company or the Executive to terminate the Executive's employment under this Agreement require the Executive not to attend work and/or not to undertake all or any of his duties and/or exclude him from any premises of the Company, provided that for the avoidance of doubt during such period the Executive shall continue to receive salary and other contractual benefits provided by this Agreement.

9.6 The Executive agrees that he will not, at any time after the termination of the Employment, represent himself as still having any connection with the Company or any other Group Companies, save as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

9.7 The Executive shall forthwith resign in writing from all directorships, trusteeships and other offices he may hold from time to time with the Company or any other Group Companies without compensation for loss of office in the event of:

      9.7.1 the termination of the Employment; or

      9.7.2 either the Company or the Executive serving on the other notice of termination of the Employment.

9.8 In the event of the Executive failing to comply with his obligations under Clause 9.6, he hereby irrevocably and unconditionally authorises the Company to appoint another person in his name and on his behalf to sign or execute any documents and/or do all things necessary or requisite to give effect to such resignations as referred to in Clause 9.6.

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10.   UNDERTAKINGS OF THE EXECUTIVE

10.1  The Executive undertakes to the Company that:

      10.1.1 for so long as he remains being employed by any Group Company or remains as an officer of any Group Company, and for a period of twelve (12) months after he ceases to be an employment or officer of any Group Company (as the case may be), he will not, without the prior written consent of the Board:

            (a) in the People's Republic of China and such other territories where the Group carries on its business or part thereof (the "TERRITORY") either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, adviser, agent or otherwise carry on any business in direct competition with the business or proposed business of the Group;

            (b) either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization who is or shall at any time within twelve (12) months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company;

            (c) either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is or shall have been at the date of or within twelve (12) months prior to such cessation an officer, manager, consultant or employee of any such Group Company, whether or not such person would commit a breach of contract by reason of leaving such employment; and

            (d) either on his own account or through any of his Affiliates, in relation to any trade, business or company, use a name including any word used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and the Executive shall use all reasonable endeavours to procure that no such name shall be used by any of his Affiliates or otherwise by any person with which he is connected; and

      10.1.2 any expansion, development or evolution of the activities of any business or any appropriate opportunity offered to him shall (unless the Company

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            otherwise agrees) only be pursued or taken up through the Company or another Group Company.

10.2  Each of Clauses 10.1.1(a), 10.1.1(b), 10.1.1(c), 10.1.1(d) and 10.1.2
      shall be deemed to constitute a separate undertaking and shall be construed independently of each other, and so that if any such undertaking is held to be void or invalid, but would not have been so held if part of the wording were deleted, or its extent reduced or modified, then such undertaking shall apply with such modification(s) as may be necessary to make the same valid and enforceable.

11.   CONFIDENTIAL INFORMATION

11.1 The Executive shall not, at any time during the term of the Employment or after the termination of the Employment without limit in point of time, except authorised or required by his duties:-

      11.1.1 use, take away, conceal or destroy any Confidential Information for his own purpose or for any purpose other than that of the Group; or

      11.1.2 divulge or communicate to any person any Confidential Information except to those of the employees of a Group Company on a need-to-know basis; or

      11.1.3 through any failure to exercise all due care and diligence, cause any unauthorised disclosure of any Confidential Information (including without limitation):-

            (a) relating to the dealings, organisation, business, finance, transactions or any other affairs of the Group or its clients or customers; or

            (b) in respect of which any such company in the Group is bound by an obligation of confidence to any third party; or

            (c) relating to the working of any process or invention which is carried on or used by any company in the Group or which he may discover or make during his Employment; including anything which by virtue of Clause 12 becomes the absolute property of the Group, but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the default of the Executive) become available to the public generally or otherwise required by law or any applicable regulations to be disclosed.

11.2 Since the Executive may obtain in the course of the Employment by reason of services rendered for or offices held in any Group Company knowledge of the trade secrets or other confidential information of such company, the Executive hereby agrees that he will at the request and cost of the Company or such other company enter into a direct agreement or undertaking with such company whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and

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      services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

11.3 All notes, memoranda, records and writings made by the Executive in relation to the Business or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Group shall be and remain the property of the Group and shall be handed over by him to the Company (or to such other company in the Group as the Company may direct) from time to time on demand and in any event upon his leaving the service of the Company and the Executive shall not retain any copy thereof.

12.   INTELLECTUAL PROPERTY

12.1 The parties foresee that the Executive has created and may create designs or other intellectual property in the course of his duties hereunder and agree that in this respect the Executive has a special responsibility to further the interests of the Company and the Group.

12.2 Any invention, production, improvement or design made or process or information discovered or copyright work or trade mark or trade name or get-up source code or any other intellectual property created by the Executive during the continuance of his Employment hereunder (whether before or after the date hereof or whether capable of being patented or registered or not and whether or not made or discovered in the course of his employment hereunder) in conjunction with or in any way affecting or relating to the business of any company in the Group or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of such company in the Group as the Company may direct.

12.3 The Executive, if and whenever required to do by the Company, shall at the expense of a company in the Group apply or join with such company in applying for letters patent or other protection or registration for any such invention improvement design process information work trade mark name or get-up source code or other intellectual property rights as aforesaid which belongs to such company and shall at the expense of such company execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same in such company absolutely and as sole beneficial owner.

12.4 The Executive hereby irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company the full benefit of this Clause 12 and in favour of any third party a certificate in writing signed by any director of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

13.   REASONABLENESS

      While the restrictions and obligations contained in Clauses 10, 11 and 12 (on which the Executive has had the opportunity to take independent advice, as the Executive hereby acknowledges) are considered by the parties to be reasonable in all the

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      circumstances. It is recognised by the parties that restrictions and obligations of the nature in question may fail for technical and/or unforeseen reasons and accordingly it is hereby agreed and declared that if any such restrictions or obligations shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Company or any other company in the Group but would not be void if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

14.   WAIVER AND REMEDIES

14.1 No failure or delay on the part of either party to exercise any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any power, right or remedy preclude any other or further exercise of the remaining part thereof or the exercise of any other available power, right or remedy by that party.

14.2 The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

15.   FORMER SERVICE AGREEMENTS

15.1 This Agreement shall be in substitution for and supersedes any previous service agreement, arrangements or undertakings entered into between any company in the Group and the Executive or any of his Affiliates and any terms of employment previously in force between any such company and the Executive or any of his Affiliates, whether or not on a legal or formal basis and the Executive now acknowledges that such agreements, arrangement or undertakings are now terminated.

15.2 The Executive hereby acknowledges that he has no claim of any kind against any company in the Group (other than in respect of accrued but unpaid management fees, director loan and retained earnings as a shareholder) and without prejudice to the generality of the foregoing he further acknowledges that he has no claim for damages against any company in the Group for the termination of any previous service agreements, arrangements or undertakings in accordance with Clause 15.1 for the sole purpose of entering into this Agreement.

15.3 The terms of this Agreement may not be modified, altered, varied or added to except by agreement in writing signed by the parties to this Agreement. None of the rights or duties of the Executive under this Agreement may be assigned, transferred or sub-contracted.

15.4 This Agreement embodies all of the terms and provisions of and relating to the employment of the Executive by the Company.

16.   REPRESENTATIONS AND WARRANTIES

      The Executive represents and warrants to the Company, as follows:

16.1  that he has no criminal convictions;

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16.2  that he has not been investigated by any regulatory or government authority,

16.3 that he has the necessary work permits (if required) to work for the Group; and

16.4 that he had the benefit of independent legal advice before signing this Agreement.

17.   SEVERABILITY

      The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

18.   NOTICES

18.1 Any notice to be given hereunder to the Executive may be served by being handed to him personally or by being sent by registered post to him at the address provided at the head of this Agreement (save that, where such address is outside the People's Republic of China, such notice may be sent by airmail) and any notice to be given to the Company may be served by being left at or sent by registered post to its place of business in China for the time being.

18.2 Any notice served by registered post in the city to which is addressed shall be deemed to have been served on the second day (excluding Sundays and statutory holidays) following the date of posting and any notice served by airmail shall be deemed to have been served on the seventh day (excluding Sundays and statutory holidays) following the date of posting and in proving such service it shall be sufficient proof that the notice was properly addressed and posted as a prepaid letter by registered post or airmail (as the case may be).

18.3 All notices or communications required to be served or given pursuant to this Agreement shall be in writing.

19.   LAW

      This Agreement is governed by and shall be construed in all respects in accordance with the laws of Ontario, Canada.

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

IN WITNESS whereof this Agreement has been executed as a deed and delivered by the parties on the day and year first above written.

SIGNED BY THE PARTIES ON THE DATE FIRST ABOVE WRITTEN.

/s/
________________________________________
Name:
For and on behalf of
CANADIAN SOLAR INC.
in the presence of:

/s/
________________________________________
Witness

/s/
________________________________________
QU XIAO HUA
in the presence of:

/s/
_______________________________________
Witness

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